Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT
BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE EXCLUDED TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS [***].

AMENDED AND RESTATED MANUFACTURING AND SUPPLY AGREEMENT

This Amended and Restated Manufacturing and Supply Agreement (this “Agreement”) is entered into as of January 1st, 2024 (the “Effective Date”) by and between (1) KORU Medical Systems, Inc. having offices at 100 Corporate Dr, Mahwah, NJ 07430 (“KORU”), and (2) Command Medical Products, LLC., having corporate offices at 15 Signal Avenue, Ormond Beach, Florida 32174, U.S.A. (“Command”). KORU and Command shall hereinafter be individually referred to as a “Party” and collectively as the “Parties.”

RECITALS

A.	KORU is engaged in the research and development, manufacture, distribution, and marketing of certain medical devices.

B.	Command is engaged in the contract manufacturing and sale of certain disposable medical device products.

C.	The Parties executed that certain Manufacturing and Supply Agreement, dated November 11, 2020 (“Original Agreement”) and have been operating under the terms of the Original Agreement through the Execution Date of this Agreement, except as it relates to Rebate as set forth herein.

D.	This Agreement is non-exclusive for both Parties, subject to non-competition provisions set forth herein; KORU is free to source manufacturing from any alternate source.

E.	KORU and Command desire to enter into this Agreement to amend and restate in full the Original Agreement as set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the covenants contained herein, the above recitals, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.         DEFINITIONS

1.1       “Affiliate” of a Party shall mean any corporation or other business entity Controlling, Controlled by, or under common Control with such Party.

1.2       “Change of Control” shall be deemed to have occurred if: (i) any “person” (as such term is used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of KORU representing more than 50% of the voting power of the then outstanding securities of KORU; provided that a Change of Control shall not be deemed to occur as a result of a transaction in which KORU becomes a subsidiary of another corporation and in which the stockholders of KORU, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote); or (ii) the consummation of (A) a merger or consolidation of KORU with another corporation where the stockholders of KORU, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (B) a sale or other disposition of all or substantially all of the assets of KORU, or (C) a liquidation or dissolution of KORU.

1.3       “Commercially Purchased Items” refers to raw materials or procured parts that are acquired through formal transactions with authorized suppliers, manufacturers, or distributors, for the specific purpose of being used in the manufacturing or production of the Product. These materials or parts are purchased through established commercial channels, ensuring they meet the required standards and specifications for inclusion in the manufacturing process.

1.4       “Control” (including “controlling”, “controlled by” and “under common control with” of any party, corporation, or other business entity) shall mean the direct or indirect ownership of at least fifty percent (50%) of the voting or income interest in such party, corporation, or other business entity, respectively.

1.5       “Current Good Manufacturing Practices” (abbreviated “GMPs” or “cGMPs”) shall mean the standards established by the United States Food and Drug Administration (the “FDA”) for current Good Manufacturing Practices, as specified in FDA 21 C.F.R. §820 Quality Systems Regulations (or its successor provisions; ISO 13485 Medical Devices – Quality Management Systems and other sections so designated by the title “Good Manufacturing Practices”; as applicable to each respective Product to be manufactured and/or supplied by Command.

1.6       “Effective Date” shall mean January 1, 2024.

1.7       “Excess Materials or Obsolete Materials” shall have the means ascribed to them in Section 5.5 of this Agreement.

1.8       “Execution Date” shall have the meaning first set forth above.

1.9       “Ex Works, Ormond Beach, Florida Net [***]” shall mean title and risk of loss and damage to Orderable Items shall transfer from Command to Koru per Incoterm Ex Works, Ormond Beach, Florida (Incoterms 2025). It shall mean Command’s responsibility ends when the goods are loaded to the truck or any assigned carriage by Koru. KORU shall takeover all subsequent costs and risks including loading, and transportation, with payment due from KORU before closing of business, Eastern Time, on the day which is [***] days upon receipt of the applicable invoice. In the event if parties agreed to ship outside of the agreed Incoterm per this Agreement, export clearance may be applicable to Koru.

1.10     “Facilities” shall mean Command’s manufacturing facilities at 15 Signal Avenue, Ormond Beach, Florida 32174, U.S.A. and Kilómetro Carretera Norte, Corporación de Zona Franca, Managua Edificios, Nicaragua 16 and 17.

1.11     “Lead Time” shall mean the time period that begins on the day Command receives a Purchase Order (defined below) for Product from KORU to the day Command ships the Product to Ormond Beach, Florida for KORU to schedule pick up per Incoterm agreed in the Agreement or as mutually agreed incoterm in writing. The maximum Lead Time should not exceed [***] ([***]) weeks to the forecasted volume.

1.12     “Lot” shall mean a defined quantity of starting material, packaging material or product processed in one process or series of processes so that it could be expected to be homogeneous.

1.13     “NRE Agreement” shall mean that certain Non-Recurring Engineering Agreement dated as of the Effective Date between the Parties.

1.14      “Product” shall mean the product(s) to be manufactured and supplied by Command to KORU under Purchase Order(s) issued under this Agreement and as more specifically detailed in Exhibit A attached hereto.

1.15     “Purchase Order”, “Order” and “PO” shall mean a written binding purchase order issued to Command by KORU for the purchase of Product under this Agreement, a form of which is attached hereto as Exhibit E,

1.16     “Orderable Items” shall mean the Product(s) and Commercially Purchased Items supplied by Command to Koru under Purchase Order(s) issued under this Agreement.

1.17     “Original Delivery Date” shall mean the delivery date specified in a PO, as the same may be changed upon mutual agreement of the Parties.

1.18     “Specifications” shall mean the Product specifications attached hereto as Exhibit C. The Specifications shall also include all necessary test protocols, packaging and labeling specifications, bills of material and other documentation required to describe, control, and assure the quality of the manufacture of the Product, regardless of whether the foregoing is included as a part of Exhibit C.

1.19     “Technology” means all methods, processes, designs, data, software, apparatus, devices, techniques, formulations, flow charts, block diagrams, reports, systems, sketches, compositions of matter, discoveries and inventions (whether or not patentable), works of authorship (whether or not copyrightable), information, algorithms, procedures, notes, summaries, results and conclusions.

2.         TERM AND TERMINATION

2.1       Term. The term of this Agreement will commence on the Effective Date and will continue for three (3) years thereafter (the "Initial Term") unless terminated as provided herein Section 2.2 (Termination) or Section 8.6 (Force Majeure). After the expiration of the Initial Term, this Agreement will automatically renew for separate but successive one-year terms (each, a "Renewal Term," and collectively with the Initial Term, the "Term") unless either Party provides written notice to the other Party that it does not intend to renew this Agreement [***] ([***]) calendar days or more prior to the end of the current Term. For the avoidance of doubt, the Initial Term will expire December 31, 2026.

2.2       Termination.

(a)        This Agreement may be terminated by either party upon notice to the other party: (i) if the other party defaults in any payment obligation under this Agreement and that default continues without cure for forty-five (45) calendar days after the non-defaulting party's written notice to the defaulting party demanding cure, (ii) if the other party defaults in the performance of any other material term or condition of this Agreement and that default continues un-remedied for forty-five (45) calendar days after the non-defaulting party’s written notice to the defaulting party demanding cure (termination pursuant to subsections 2.2(a)(i)+(ii) referred to herein as “Termination for Cause”), (iii) pursuant to Section 8.6 (Force Majeure); or (iv) if the other party (1) becomes insolvent; (2) files a petition in bankruptcy or reorganization or has such a petition filed against it (and fails to lift any stay imposed thereby within sixty (60) days after such stay becomes effective); (3) has a receiver appointed with respect to all or substantially all of its assets; (4) makes an assignment for the benefit of creditors; (5) ceases to do business in the ordinary course; (6) takes any corporate action for its winding-up, dissolution or administration; (7) enters into an agreement for the extension or readjustment of substantially all of its obligations; or (8) makes any material misstatement as to financial condition. In the event this Agreement is terminated for cause per subsections 2.2(a)(i)+(ii), the effective date of the termination of this Agreement for a Termination for Cause shall be the 31st day after receipt by the defaulting party of the written notice from the non-defaulting party.

(b)        In the event this Agreement is terminated for any reason other than Termination for Cause, parties will have [***] ([***]) calendar days of (“Wind Up Period”) from the receipt of the written notice to cooperate under the terms in Section 2.3(b). Command shall continue performing any work reasonably requested by KORU for the orderly close out of the affected Purchase Order(s) and for the fulfillment of regulatory requirements and KORU shall continue performing any obligations reasonably required for Command to perform, including any payment and delivery obligations. In addition to the foregoing, during the Wind Up Period, both parties will continue performing all its obligations under this Agreement, including but not limited to Section 2.3.

(c)        Without limiting Command’s obligations under the NRE Agreement, within [***] ([***]) days following the expiration or effective date of termination of this Agreement, Command shall deliver to KORU all data, materials, equipment and other property owned by KORU and/or provided by KORU to Command.

(d)        Payment terms for this Section 2.2(d) are Ex Works Ormond Beach, Florida Net [***]. Any payments which are late or which are unjustly returned or rejected will be subject to [***]% late fee.

(e)        Termination of this Agreement, for whatever reason except for material breach by the other Party, shall not affect the obligation of any Party to make any payments for which that Party may be liable prior to such termination.

2.3       Impact of Termination.

(a)        Termination or expiration of this Agreement, for any reason, (i) will not affect the amounts due under this Agreement by either Party that exist as of the date of expiration or termination, and (ii) will not release either Party from liability which at said time has already incurred, nor affect in any way the survival of any rights, duties or obligations of either Party which are expressly stated elsewhere in this Agreement to survive expiration or termination. Upon termination or expiration of this Agreement, Section 3.5, will govern with respect to rebate calculation Command may have due to Koru and Sections 5.3, 5.5 and 5.5.2 of the Agreement will govern with respect to any liability Koru may have to Command for any Finished Products, Work In-Progress, Materials (including Excess Materials or Obsolete Materials) in existence as of the date of expiration and termination. Without limiting the generality of the foregoing, the Parties agree that Sections 2.2 (Termination), 2.3 (Impact of Termination), 2.5 (Impact of Retroactive Date), 3.2 (Command Representations) and Articles 6 (Warranties), 7 (Regulatory and Quality), 8 (Indemnification, Limitation of Liability and Insurance), 9 (Confidentiality and Non-Competition), and 10 (General Provisions) shall survive termination of this Agreement for any reason.

(b)        In the event this Agreement is terminated pursuant to Section 2.2 of the Agreement, the Parties agree to cooperate with each other in a commercially reasonable manner to affect an orderly transition to another KORU selected location, or to KORU itself, to supply Orderable Item(s) to KORU; provided however, such cooperation shall be at the cost and expense of KORU. If there are extenuating circumstances that may disrupt supply to KORU, KORU’s customers, or result in other negative impacts, the Parties may mutually agree in writing on alternative plans to minimize any potential impact.

(c)        Without limiting or affecting Section 2.3(a) above, any termination or expiration of this Agreement shall not affect either Party’s outstanding obligations or payments due hereunder prior to such termination or expiration, nor shall it prejudice any other remedies that the Parties may have under this Agreement for events, actions or occurrences prior to such date.

2.4       Notice of Alternative Source. If KORU elects to purchase Products from an alternative source or third party, whether in addition to the Products from Command or in lieu of purchasing Products from Command, KORU shall provide Command with written notification. Parties agree this is a non-exclusive Agreement.

2.5       Impact of Retroactive Effective Date. Each Party represents to the other Party that, except for the Rebate due from Command to KORU from the Effective Date through the Execution Date, the terms and conditions of the Original Agreement shall be deemed to be in effect from the Effective Date through the Execution Date.

3.        MANUFACTURE AND SUPPLY OF PRODUCT

3.1       Performance Standards. Command shall manufacture the Product in accordance with the Specifications and this Agreement and shall comply with all applicable cGMPs and all other applicable Federal, state, local laws, standards, requirements, and regulations (and their foreign counterparts) in connection with the manufacture, testing, packaging, labelling, shipping, and handling of the Product.

(a)        Command shall be responsible for normal and daily maintenance of all consigned equipment provided by KORU. KORU will be responsible for all other repair and/or replacement costs relating to consigned equipment, except to the extent resulting from Command’s negligence. This equipment will be insured by KORU, while located in Command’s manufacturing plant(s).

(b)        Command will maintain equipment inspection/calibrations report and shall make such documents available to Koru 1st week of every quarter. The report will include maintenance schedule, issue found, action plan and cost of necessary repair and/or replacement.

3.2       Command Representations. Command makes the following representations to KORU:

(a)        Command is duly organized, validly existing and in good standing under the laws of Florida. Command has all requisite power and authority to own, operate and lease its properties and to carry on its business as now conducted. Command has full corporate power and authority to execute, deliver and perform this Agreement; all corporate actions of Command necessary for such execution, delivery and performance have been duly taken; and this Agreement is a valid and binding obligation of Command.

(b)        Command shall perform all manufacturing, storage, handling, and testing of the Product(s) at the Facilities. Command warrants that the Facilities have been inspected by the FDA and/or any other required government agency and are in good standing with said governmental agencies, are fully compliant with cGMPs and that all employees working on the Product whose responsibilities involve work which must be performed under cGMP standards have been properly trained in the requirements of those standards. Command additionally warrants that the Facilities hold all necessary licenses and permits from local, state, and federal, governmental authorities required for the manufacture and testing of the Product and that all such licenses and permits are in full force and effect. Command is not aware of the existence of any outstanding violations of any such licenses or permits and warrants that no proceeding is pending or, to the knowledge of Command, threatened, seeking the revocation or limitation of any such licenses or permits.

3.3       Suppliers. Command shall use raw materials sourced only by those suppliers approved in writing by KORU. Command shall purchase raw material to the Minimum Order Quantity “MOQ” or mutually agreed quantity as allowed by supplier(s) that both Koru and Command mutually agreed during the negotiation for annual pricing roll out per Section 4.1 and per Exhibit B. Command assumes the responsibility for interacting with all raw material suppliers as required to deliver the Product in accordance with the KORU applicable Purchase Order(s), including the Specifications, and this Agreement. Command shall not change its raw material or packaging materials without the prior written consent of KORU, which may be withheld in KORU’s sole discretion.

3.4       Intellectual Property. KORU is the sole and exclusive owner of all Technology relating to, concerning or incorporated in the Products, including any Technology developed by Command, together with all molds (whether provided by KORU or Command) and intellectual property relating thereto. All intellectual property which has arisen prior to the date of this Agreement or arises hereafter as a result of work that Command performed or performs in connection with the Products that is specific to the Products, including, without limitation, conceptions, innovations, developments, processes, formulations, improvements or methods, whether or not patentable or susceptible to any other form of protection, shall be the sole and exclusive property of KORU. Command shall not take, omit to take or cause any action that is inconsistent with or tends to diminish or impair KORU’s rights as set forth in this Section 3.4, and Command agrees to assist in every proper and legal way to obtain, maintain and protect KORU’s rights in such property in the United States and all foreign countries. Command hereby assigns, and agrees to assign, to KORU all right, title and interest in the United States and all foreign countries in and to KORU’s rights set forth in this Section 3.4, including any and all patents, patent applications, copyright registrations, trade secrets, rights under international treaties or any other protection available in any country.

3.5       Volume Rebate. Command shall provide the following volume annual rebate (the “Rebate”) to KORU for all Product purchases paid for by KORU pursuant to this Agreement. The effective date of the Rebate shall commence on the Effective Date per this Agreement. The Rebate percentage shall be calculated based upon volume of the Products purchased from Command by KORU in accordance with the purchase levels (expressed in aggregate dollars) indicated below. This Rebate credit will be issued in the calendar year quarter immediately following KORU’s achievement for the volume purchases identified above; provided however, that the Rebate credit for calendar year 2024 has been issued in the second quarter of 2025. This Rebate will be issued in the form of a credit memo for KORU to use towards its future purchases of Product from Command during the Term. Each Rebate credit level is achieved one time and will be renewed each calendar year starting at a base of $[***]with that given calendar year. For the purpose of this Rebate, KORU’s purchases of Product shall be deemed as a “purchase” when the Product is shipped from Command to KORU and/or released in accord with the terms of the Agreement and when KORU provides payment for such Products. Upon a Termination for Cause by KORU or for any termination by Command other than a Termination for Cause, the Rebate for the purchases made in the preceding year shall take the form of payment rather than a credit if a credit was not provided prior to such termination.

(a)	The Rebate credit for calendar year 2024 shall be based on Table D:

Table D

Qualified Annual Purchases	Rebate Percentage
$[***]-$[***]	[***]%
$[***]-$[***]	[***]%
$[***]-$[***]	[***]%
>$[***]	[***]%

For example purposes only, if KORU purchases Product over the prior [***] ([***]) months of $[***], the Rebate credit would be $[***]. ($[***]- $[***]) x [***]% = $[***].

(b)	The rebate credit for calendar year 2025 shall be based on Table E.

Table E

Qualified Annual Purchases	Rebate Percentage
$[***]-$[***]	[***]%
$[***]-$[***]	[***]%
$[***]-$[***]	[***]%
>$[***]	[***]%

(c)	The rebate credit for calendar year 2026 and while this agreement remains in effect shall be based on Table F.

Table F

Qualified Annual Purchases	Rebate Dollars
$[***]-$[***]	$[***]
$[***]-$[***]	$[***]
$[***]-$[***]	$[***]
>$[***]	$[***]

4.         PRICING AND PAYMENT

4.1       Product Prices.

(a)        Pricing for the Product ordered is set forth in Exhibit A attached hereto which also includes required Lead Times and MOQ of minimum batch size and incoterm for Material set forth in Exhibit B. The initial price for each Product shall be calculated in accordance with the pricing formula and rates set forth in Exhibit A. For any Products not listed in Exhibit A, the initial price will be the lowest confirmed price provided by Command to KORU in writing. Unless otherwise stated on Exhibit A, the prices listed in Exhibit A shall be firm for all Purchase Orders received and accepted by Command during the Initial Term (as defined in Section 2).as long as order volumes are equal to or greater than [***]% of the prior calendar year order volumes. Any changes in price during annual review cycle shall be limited to a [***]% increase unless purchase of material increase as described here in. All changes in price will be made only upon the mutual agreement, subject to good faith negotiations of both Parties and based only upon demonstrated and substantiated increases to be justified by Command to KORU through documentation. Command’s new proposed pricing shall be provided to KORU on or before 3rd week of August of the current year prior to commencement of re-negotiation. Pricing will remain firm and fixed and apply to all Product sales for the following calendar year; such revised prices shall be effective from the first day of the calendar year or for PO release on September or thereof with PO delivery date for 1st January of the following new calendar year . Where changed prices are not finalized until after the effective date described above, Command will issue Koru a shipment credit or debit, as applicable, for Product shipped at the old price to reflect the price change. At the request of Command in the event of i) a Force Majeure as provided in Section 8.6, shortage of supply or some other justifiable reason as agreed to by the Parties or ii) reduction in forecast or more than [***] percent ([***]%) the Parties may review and revise the price of the Products during the course of a calendar year, but only if the raw material and freight cost increases by greater than [***] percent ([***]%), as identified by Command with supporting documents and agreed to by KORU, whose approval will not be unreasonably withheld. Command represents that all of the prices, warranties, benefits, and other terms set forth hereunder are equivalent to or no less favorable than the terms being offered by Command to its other customers of similar product(s). Command shall procure material in a manner as to minimize any duty or tariff that is non-recoverable to Koru.

(b)        If Command issues a purchase order to KORU for any raw components, parts, and materials (including but not limited to labels, packaging material, products insert, needle for the Products) required to manufacture the Products in accordance with the Specifications and as used herein (collectively “Material”), KORU may sell such Materials to Command. Command shall have normal and customary rights to inspect and to return Material as if Command was purchasing the Material from a supplier other than KORU. The price for Products shall include such Materials purchased by Command from KORU; such Materials purchased from KORU shall not exceed overhead or any markup more than [***]% from Command. Any reduction in the cost of the Products due to the Materials provided by KORU to Command or negotiated by shall be passed through as a reduction in the Product price to KORU. Command will purchase raw materials from KORU in the event of raw materials excess at KORU’s facility or as requested by KORU. Command shall not unreasonably reject such purchase request. In the event if Command is unable to purchase such purchase request, Command shall provide a timeline of when such purchase will be executed based on forecasted demand provided by KORU.

4.2       New Product. KORU agrees to give Command written notice of KORU’s intent to purchase new products not previously purchased by KORU from Command (each a “New Products”), and Command has the right to bid on New Products. KORU will purchase the New Products from Command, if Command’s offer to provide such New Products is competitive, economically, technically, and in adequate supply with the general marketplace for similar types and amounts of New Products. If Command is selected as contract manufacturer for New Products, the Parties will execute a revised Exhibit A prior to the issuance of a purchase order by KORU. Command may not unreasonably withheld consent to any purchase order placed by KORU for the New Products. The New Products shall be considered Products for purposes of this Agreement.

4.3       Payment to Command. The price for the Product does not include sales or use taxes due to the Department of Revenue for the State of Florida applicable to the Products, which amount is due and owing from KORU. Other than sales and use tax which may be due to the Department of Revenue for the State of Florida, Command shall pay any other federal, state, local or foreign taxes or other governmental charges upon the production or sale of the Products to KORU. Command shall invoice KORU for the Products supplied upon shipment of the Products to KORU at the Prices then in effect. Any increase in Command’s cost of supplying the Product caused by tariff increase Command shall notify Koru of such an increase and provide supporting documents to support these increased charges. Koru shall not unreasonably withhold such increase. Parties agreed that such an increase shall be invoice separately. Payment terms shall be Ex Works, Ormond Beach, Florida Net [***] from time of shipment pickup availability by Command on undisputed invoice. If KORU disputes any invoiced amount, KORU will notify Command of the dispute promptly following receipt of the invoice and pay undisputed amounts. The Parties will work in good faith to resolve the dispute as promptly as practicable. Upon resolution of the dispute, Command will resubmit an invoice to KORU reflecting the agreed upon resolution, and payment will be due thereon within [***] ([***]) calendar days from the date of KORU's receipt of the modified invoice.

4.4       Cost Saving Methods. Any material cost savings that are achieved by Command as a result of changes proposed by Command and/or KORU will be passed along to KORU and implemented in accordance with Section 4.1 of this Agreement; provided however, that first KORU reimburses Command for any non-recuring charges (“NRE”) in connection with such cost savings. Command will provide actual cost detail for such NRE.

5.        FORECASTS, PURCHASE ORDERS AND DELIVERY

5.1       Forecast and Minimum Volume Commitment.

(a)        KORU agrees to provide to Command on the last week of the [***] calendar quarter of each year (or another mutually agreed upon date) a 12-month rolling forecast (by month) (“Forecast”) for all Products required under this Agreement (the “Baseline Demand”) for the subsequent year per Table A below. Command shall have sufficient personnel, resources and raw materials to support Baseline Demand based on standard lead-times or other resources to support operations at Command’s locations where Product is being manufactured for KORU against the Forecast. Parties shall review Baseline Demand and confirm minimum volume commitments (“MVC”) every [***] quarter of the then-current year. KORU agrees to purchase a MVC equal to at least [***] percent ([***]%) of the Baseline Demand over a period of [***] ([***]) quarters or [***] ([***]) weeks and [***] percent ([***]%) of the Baseline Demand for each quarter for each Baseline Demand release, provided such purchase requirement shall be excused for any period Koru’s purchases are interrupted due to Command’s delivery delay, failure to perform or breach of this Agreement. On a quarterly basis, KORU may issue a change to the Forecast for specific line items. Except as otherwise provided in this Agreement and subject to Section 4 herein, as part of KORU’s and Command’s supply chain management process, Command agrees to provide KORU’s Forecast requirements to all third-party vendors of Material to support the timely manufacture of Products by Command for KORU under this Agreement. KORU Forecasts are highly sensitive, constitute KORU proprietary information and shall be deemed to be KORU Confidential Information pursuant to Section 9 per Agreement. In addition, Command will, over time, use reasonable efforts establish with each Material vendor appropriate delivery intervals, inventory stocking levels, and ordering flexibility arrangements to support KORU’s delivery Lead Time, inventory stocking levels and ordering flexibility arrangements required of Command.

Table A

Period	Impacted Months	Baseline Demand Forecast Release Date	MVC Obligation
[***]	[***]	[***]	[***]%
[***]	[***]	[***]	[***]%

For example, KORU will release Baseline Demand in [***] for MVC of [***] through [***], and [***] release of Baseline Demand in [***] for MVC of [***] through [***]. In no event will KORU be liable for more than [***] quarters or [***] ([***] weeks) of MVC.

(b)        Parties agree to review the MVC compliance on a quarterly basis (the “Period”). Command shall provide KORU with a quarterly report on the fifth 5th day of each subsequent Period. Parties acknowledge there may be excess or deficit for each Period. In the event if KORU fails to maintain the MVC during any calendar quarter through no fault of Command, KORU agrees to take commercially reasonable steps to mitigate any deficit at KORU’s discretion as follows: (i) KORU may roll over volumes flowed in excess of the MVC in the current Period and apply against the commitment level for subsequent Period, subject to a maximum of [***] percent [***]% excess volume rollover; (ii) KORU may pull in shipment from the next quarter to the deficit quarter; and/or (iii) KORU may accept price adjustment of not more than [***] percent ([***]%) if KORU fails to meet the MVC for [***] ([***]) Periods. Command agreed that pricing will be revert upon KORU mitigation to cure the MVC deficit. Command will hold KORU harmless from any penalties against KORU’s MVC deficit if such deficit are Command defaults in carrying out Command’s obligations with respect to this Agreement.

5.2       Purchase and Supply. Koru shall place purchase orders in accordance with the schedule in Table B to allow for designated Lead Time. All POs shall be deemed accepted by Command, unless made in breach of this Agreement by Koru or notified by Command in writing of any noncompliance of the PO. However, in no event shall Command reject an PO where such PO covers an increase in Forecast or unforecasted Product demand, and Command shall use commercially reasonable efforts to meet the delivery dates of such excess Product. The failure by Command to meet the delivery date requested in such an event shall not be deemed (i) a breach by Command of its obligation to meet the delivery date requested or (ii) to affect any measure of Command’s performance related to the requested delivery hereunder; provided, however, once the Parties agree upon a delivery date, delivery performance shall be measured in accordance with this Agreement.

Table B

PO Need Date	PO Release ([***]-month LT)	Frozen Window
Jan	[***]	[***]
Feb	[***]	[***]
Mar	[***]	[***]
Apr	[***]	[***]
May	[***]	[***]
Jun	[***]	[***]
July	[***]	[***]
Aug	[***]	[***]
Sept	[***]	[***]
Oct	[***]	[***]
Nov	[***]	[***]
Dec	[***]	[***]

(a)        Command will maintain, at Command’s cost, [***] ([***]) months of sub assembly inventory as identified in Exhibit B and [***] weeks of Material calculated as an average of the following rolling [***] weeks of Forecast volumes (collectively, “Safety Stock”) in Exhibit B. If KORU notifies Command of the end of life (“EOL”) of any Product, Command will consume this Safety Stock to ensure there is no Excess Materials or Obsolete Materials in accordance with Section 5.5. If the EOL occurs within Lead Time, not allowing disposition, KORU shall be liable for any Excess Materials or Obsolete Materials purchased to Forecast, within Lead Times and quantities subject to MOQ per Exhibit B. Command shall deliver to KORU a monthly report on Safety Stock inventory position at Command’s facility.

(b)        KORU may request that Command delay shipment of Products for which KORU has issued a PO to Command in accordance with Table C. The Original Delivery Date for any Product in the [***] to [***] days category may only be delayed or rescheduled (whether in whole or in part) once and may not be delayed for more than [***] ([***]) days from the delivery date specified in the relevant Order per the Demand Pull Process. Command may treat any changes in all Orders which are not issued in accordance with the limitations set out in this Section 5.2, and any other attempt to reschedule the delivery date specified in a Order for a date which is more than [***] ([***]) days from the Original Delivery Date specified in such Order, as a cancellation of the PO (or the relevant part thereof). To be valid, a Order change must be issued by KORU in writing. Command shall use commercially reasonable efforts to: (a) accept unplanned Orders, (b) accelerate delivery dates for existing Orders, or (c) accept increases in quantities of Products.

Table C.

Notice prior to the Original Delivery Date in Order or Forecast	Percentage of Order or Forecast for which production or delivery (as applicable) may be delayed
[***] days	[***]%
[***] to [***] days	[***]%
[***]+ days	[***]% Flexible – Contingent on meeting Quarterly MVCs

5.3       Cancellation.

(a)        KORU may cancel or modify any PO or portion thereof upon written notice to Command, without charge, as follows: (a) greater than [***] days of Original Delivery Date in the PO, (b) [***] days prior to the expiration of the applicable Lead Time, or (c) any time prior to Command’s manufacture of the Product for KORU. If KORU cancels or modifies a PO after a Product has been manufactured or customized for KORU as a custom product, and the Parties cannot agree on a remedy, then, subject to the provisions below in Section 5.4, Command may invoice KORU for its actual costs of manufacturing the excess Product and submit a notice to KORU, provided that KORU shall not be required to pay to Command the price for any Products or prototype that KORU rejects pursuant to Section 2.2 (Termination) or which Command manufactured after KORU’s direction to cease manufacturing operations. Command shall take steps to mitigate KORU’s liability for the excess Product and/or obsolete Product. KORU is responsible for meeting order requirements in Section 5.1 regardless of cancellations.

(b)        If any Order or PO (or part thereof) is cancelled due to a termination pursuant to this Section 5, KORU may direct Command to cease its manufacturing operations in respect of Products or prototypes that are affected by such termination. In the event of such termination, KORU shall pay to Command all relevant amounts specified in Section 5.5 (Excess and Obsolete Inventory and Mitigation) below, provided that KORU shall not be required to pay to Command the price for any Products or prototype that KORU rejects pursuant to Section 2.2 (Termination), or which Command manufactured after KORU’s direction to cease manufacturing operations and/or Material ordered not in compliance with Section 5.4.

5.4       Material Procurement by Command. Command will use reasonable efforts to only purchase Materials from KORU’s approved vendor list as disclosed from time to time by KORU (“AVL”) and will only use the specific bills of materials provided by KORU to Command for the procurement of all Material used in the manufacture or repair of Products, unless otherwise agreed by the Parties.  Prior to the manufacture of any Product for KORU by Command, KORU shall provide Command a Product Bill of Material (“BOM”) that will include Material identification information, including the applicable Material vendors on the AVL. In addition, KORU will provide Command with Material identification, including the respective Material vendors on the AVL for Commercially Purchased Items ordered by KORU from Command pursuant to this Agreement. At KORU’s option, KORU may facilitate the purchase of designated BOM items or Commercially Purchased Items by Command at KORU’s negotiated Material purchase prices with the Material vendors on the AVL, subject to the following conditions:

(a)        Command shall purchase such Material solely for use in fulfilling its obligations under this Agreement;

(b)        It shall be the obligation of Command and the Material vendor to agree upon terms and conditions that will govern the sale of the Material.  In the event that at KORU’s request, the Material vendor agrees to sell Material to Command, or the Material vendor is contractually required to permit Command to purchase Material, in each case, on the terms and conditions negotiated by KORU, Command shall purchase Material from such vendors, provided that the terms and conditions negotiated by KORU are acceptable to Command, acting reasonably;

(c)        All information related to KORU’s purchase agreement(s) with the Material vendors, including, but not limited to, technical information, forecasts and KORU’s prices shall be treated as KORU Confidential Information;

(d)        Command agrees to implement a first in first out (“FIFO”) inventory system for Material purchases under this Section to ensure the Material purchased and received first by Command under this Section shall be the Material consumed first during the manufacture of Products;

(e)        KORU and Command shall use commercially reasonable efforts to identify and pursue possible purchasing opportunities with companies that will benefit the respective Parties through volume discounts, process and cost efficiencies for goods and services;

(f)        Command will purchase all Material that is required to manufacture the Products.  Command is authorized to purchase Material and Commercially Purchased Items based on the applicable lead-times and MOQ as defined in Exhibit B or quote acceptance in order to support production and delivery requirements based on Orders and Forecasts and compliant to Section 3.3;

(g)        Command will promptly forward to KORU any Product Change Notifications ("PCN") Command receives from a third-party vendor for Material item listed on a BOM for a Product or a Commercially Purchased Item along with the vendor recommended plan of action for any Material item discontinuation notice; and

(h)        Command shall provide a Quarterly Material inventory report highlighting Excess and inventory level.

5.5       Excess and Obsolete Inventory, Surplus Inventory, and Mitigation.

(a)        Excess and Obsolete Inventory. “Excess Inventory” shall be equal to actual Material on hand less the Material volume forecast to be used in the next [***] ([***]) days. “Obsolete Inventory” shall be equal to actual Material on hand and on purchase orders with Material vendors that cannot be cancelled without penalty that is no longer required to manufacture the Product due to age, change in Specifications, an engineering change or not required within the next [***] ([***]) months per Forecast. Excess and Obsolete Inventory amounts shall be calculated on the 11th business day of the 2nd month of each quarter using the quarterly Forecast issued prior to such date.  Command shall provide KORU with a notice on or about the [***] ([***]) business day of the last month of the quarter detailing the amount and value (at the current agreed upon Quarterly Material Price including the Material Markup Rate) of any (i) Obsolete Inventory in Command’s possession; (ii) any Excess Inventory in Command’s possession that exceeds $[***]; (iii) and the costs of mitigation incurred by Command pursuant to subsection “Mitigation” below, including under-recoveries resulting from the sale of raw Material at prices less than the price paid for such Material and costs relating to re-stocking, return charges or cancellation charges without overhead markup.

(b)        Surplus Inventory. In the event of the (i) termination or expiration of all or any part of this Agreement, or (ii) transfer of manufacturing of a Product to another contract manufacturer, or (iii) KORU notice to Command of EOL or other discontinuation of manufacture of the Product by Command, Material on hand and on purchase orders with Material vendors that cannot be cancelled without penalty shall be considered “Surplus Inventory” and Command shall provide KORU with a notice on or about the [***]th Business Day following the date of termination, expiration, transfer, end-of-life or manufacturing discontinuance, as applicable, detailing the amount and value (at the current agreed upon Quarterly Material Price including the Material Markup Rate) of any Surplus Inventory.  KORU shall issue an Order for the agreed upon Surplus Inventory [***] ([***]) Business Days from date of Commands notice (or [***] days with respect to Obsolete Inventory).  However, KORU shall have no obligation to purchase Material not ordered in accordance with KORU’s Forecast and defined buying practices pursuant to Section “Material Procurement by Command”.  KORU may direct Command to deliver such Surplus Inventory to KORU or any third party designated by KORU, or to dispose of such Surplus Inventory in accordance with KORU’s guidance at KORU’s cost.

(c)        Mitigation. Command shall take reasonable steps to mitigate KORU’s liability for Excess Inventory and/or Obsolete Inventory, and/or Surplus Material, including but not limited to the following on a case by case basis:

(i)         Using Material for other Products manufactured for KORU;

(ii)        Using Material for products manufactured for companies other than KORU maintaining compliance with confidentiality restrictions herein;

(iii)       Returning Material to the Material vendor utilizing all applicable return and sell-back privileges;

(iv)       Selling Material, but not Product, to a third party; and

(v)        Cancel or re-schedule Material deliveries.

Command shall provide a quarterly report summarizing such mitigation efforts and progress. With respect to Obsolete Inventory, such mitigation efforts shall continue for a period of [***] ([***]) days from the date initiated. Following such mitigation period, Command shall provide KORU with documentation demonstrating mitigation efforts. In any event where cancellation of the PO caused an excess or obsolete Product or Excess Inventory or Obsolete Inventory, and after a Product has been manufactured for KORU, and the Parties cannot agree on a remedy, then, subject to the provisions below, Command may invoice KORU for Product and work in progress per Exhibit A and actual cost of Material in accordance with Section 5.5(a) above, after Command provides reasonable evidence to KORU of such mitigation efforts pursuant to this Section 5.5(c).

5.6       Delivery.

(a)        Time is of the essence as to the On-Time Delivery of all Products ordered under this Agreement. Accordingly, Command agrees to deliver “On-Time” all Products to KORU in accordance with the Original Delivery Date specified by KORU in the applicable PO or mutually agreed alternative delivery date if not ordered within Lead Time. For purposes of this Agreement, “On-Time Delivery” shall mean delivery of the correct quantity of Product at the delivery point no more than [***] ([***]) day prior to, and not later than [***] ([***]) Days after the Original Delivery Date (“On-Time Delivery”). The acceptance of a late delivery neither constitutes nor implies a waiver of any claim(s) for damages that KORU may have against Command arising out of or related to delay in delivery. Without prejudice to KORU’s rights and remedies under this Agreement for failure to meet On-Time Delivery, Command shall immediately notify KORU if it is unable to comply with any required delivery date(s).

(b)        With the exception of Force Majeure per Section 8, if Command fails to achieve On-Time Delivery for any Product, or delivers Product that requires subsequent work on the part for to meet functional requirements, or exceeds KORU’s schedule for more than [***] ([***]) business days, KORU shall have the right to (a) require Command, at Command’s expense, to use expedited production and delivery methods and assign additional Command personnel to complete and ship the Products in good working order; or (b) allocate or redirect Command’s shipments of Products to another location. Command shall cover the cost of any price variance of such purchase made by KORU in the event of a late delivery by Command.

(c)        In the event KORU’s customer permanently cancels its corresponding purchase order for i) non-standard Products or ii) Products not listed in Exhibit A or iii) any unforecasted demand due to a late delivery from Command that has not been cured within [***] ([***]) business days, the Parties agree to work in good faith to consume Materials within [***] ([***]) months time on subsequent orders. In the event Materials are unique and cannot be consumed they will be dispositioned as scrap at Command’s cost and Command will accept such cancellation without liabilities to KORU.

6.         WARRANTIES

6.1       Inspection of Product. Upon receipt of any shipment of Products, KORU shall have [***] ([***]) days to inspect and test Product for acceptance. If any Products are found by KORU to fail to conform to the Specifications, KORU has the right to reject such Products during the [***] ([***]) days period. Command will provide KORU with a return material authorization for any Products identified as non-conforming within [***] ([***]) business days of Command's receipt of notice from KORU and Command has verified non-conformance is due to Command workmanship. Products not rejected during such period shall be deemed accepted (but any such acceptance shall not be deemed a waiver of or to prejudice KORU’s warranty or other rights or remedies as described herein). If KORU rejects any Products (including any replacement Products delivered pursuant to the following) it may, at its option, (a) require Command to deliver conforming replacement Products within [***] ([***]) business days from KORU's notice of rejection, or (b) immediately terminate, in its discretion, the applicable portion of the PO or the rejected shipment under the PO or Order, upon which termination Command shall promptly refund to KORU all amounts previously paid for such Products, if any. If KORU notifies Command that any such delivery, or any part thereof, is rejected, then, all rejected Products will be held by KORU at no cost to Command and at Command risk for such Products for no less than [***] ([***]) days to enable (a) Command to inspect Products so rejected at KORU location or, (b) Command to arrange for pick up at KORU location to Command’s RMA site. Command will promptly investigate the matter and revert back to KORU within [***] ([***]) business days with investigative findings and corrective action. Such rejected Products confirmed by Command to be non-conforming shall be released to Command upon request and replaced with conforming Products at no shipping cost to KORU. If KORU does not receive such written instructions or action plan within [***] ([***]) days of KORU's request therefore, KORU may, return the Products to Command at Command’s expense. Payment for Products prior to inspection shall not constitute acceptance thereof or a waiver of a breach of warranty and is without prejudice to any claim(s) of KORU. Command shall inspect all Products prior to shipment. Notwithstanding anything in the foregoing, Command is not liable for any nonconformance caused by design issues. or by Materials supplied by vendors on the AVL that cannot be inspected or tested per agreed upon procedure/s. Products or services that do not conform to the requirements of an Order may be rejected, at Koru’s sole option. Confirmed non-conforming Products will be repaired/replaced at no cost to Koru. Without limiting the foregoing, Command shall promptly respond to all Product Improvement Reports submitted by Koru and shall take all necessary and appropriate corrective action.

6.2       Limited Product Warranty. Command represents and warrants that: (i) all Products received by KORU will have remaining shelf life equal to or greater than [***] percent ([***]%) of the total shelf, unless otherwise agreed by the Parties in writing, such agreement not to be unreasonably conditioned, withheld or delayed.; (ii) be of good quality and workmanship and free from defects, latent or patent, in material or workmanship or packaging presentation; (iii) conform in all respects to the Specifications, drawings, samples or descriptions of Command and KORU; (iv) be free of any claim of any third party; (v) for a period of [***] ([***]) months or remaining shelf life from the date of acceptance, perform in accordance with all applicable Specifications and documentation; and (vi) be manufactured in accordance with generally accepted good manufacturing (including, but not limited to cGMP, if applicable) and quality practices. KORU's approval of any sample or acceptance of any Products shall not relieve Command from responsibility to deliver Products and to perform services conforming, in all respects, to the Specifications. These warranties shall not be deemed waived either by reason of KORU's acceptance of Products or by payment for them and shall survive delivery.

6.3       Returned Product. All returned Products require an RMA number from Command and will include documentation describing the nature of the non-conformity, how it was discovered, and under what conditions it occurred (to the extent that KORU has such information). For all returned Product (whether under

Section 6.1 or 6.2), Command will conduct appropriate failure analysis to determine the root cause or failure mode, and whether such non-conformities or failures are attributable to a single failure mode, workmanship, inadequate or improper testing, or failure to follow manufacturing protocols. Command will complete this analysis as soon as reasonably practical and notify KORU with detailed results of its analysis. For any Products that were improperly returned to KORU, Command remains responsible for all costs to redeliver such Products to KORU

6.4       Epidemic Failures. In addition to the other remedies set forth in this Section 6, if during any calendar quarter, greater than [***] percent ([***]%) of the Products delivered to KORU are found to not conform to any of the warranties set forth in Section 6.1 and Section 6.2 above ("Epidemic Failure"), then KORU will notify Command in writing of the Epidemic Failure. Command and KORU will work in good faith to agree to a reasonable plan to carry out the repair or replacement of the affected Products. Repair or replacement of all defective Products will be at Command expense (including, without limitation, shipping costs).

7.         REGULATORY AND QUALITY

7.1       Compliance. Command agrees that its work under this Agreement will be conducted in compliance with all applicable laws, rules and regulations, and with the standard of care customary in the industry. If requested by KORU, Command shall provide KORU with a certificate evidencing its accreditation by the appropriate accrediting body. Such accreditation shall remain in force during the term of this Agreement. Command agrees that all Product shipments to KORU shall be in accordance with KORU’s instructions and all applicable laws and regulations governing the shipment, labeling, and packaging of the Product.

7.2       Product Complaints/Reports. Except as otherwise noted below, in the event that Command receives any complaint, claim or adverse reaction report regarding any Product, including, but not limited to, notices from the FDA regarding any regulatory non-compliance of Product, Command shall provide KORU with all information contained in such complaint, report, or notice and such additional information regarding the Product as may be reasonably requested. Command shall comply with FDA requirements for complaint handling. If Product contains a defect which could or did cause death or serious bodily injury, Command shall immediately provide KORU with a complete description of all relevant details known to Command concerning any such incident, including but not limited to, a description of any defect and such other information which may be necessary to report the incident to the FDA or any other Ministry of Health. KORU is responsible for filing any/all MDR Reports as required by the FDA.

7.3       Product Recalls. If either Party determines that there is a problem with the Product or any product manufactured by using the Product in the field that requires a Product corrective action or recall, then the Parties shall immediately notify each other in writing within [***] hours of discovery. Command shall investigate the root cause of the problem and notify KORU of any Product corrective action or recall that may be necessary. Command shall bear the expenses of any recall resulting from Command’s defective manufacture of Product. Except as otherwise provided herein, Command shall not be responsible for any expenses or costs related to any recall or corrective action arising solely out of: (i) KORU’s negligence, (ii) KORU’s Specifications, (iii) designs issues, and (iv) Material received from a vendor on KORU’s AVL that cannot be inspected or tested per agreed upon procedure/s. For the purposes of this Agreement, Command’s expenses of recall shall include and be limited to the freight costs to return of the recalled Products from KORU to Command, credit for the cost of the Products and/or replacement of the Product, and any normal testing and support associated with CAPA process.

7.4       Government Inquiries. Without limiting the generality of Section 7.2, Command shall use its best efforts to:

(a)        Respond fully and accurately to all inquiries directed to it by the FDA or any government agency with respect to the manufacture and testing of the Product.

(b)        Assist KORU in responding to inquiries directed to KORU by the FDA or any government agency with respect to the manufacture and testing of the Product.

(c)        Promptly inform KORU of the existence and substance of any inquiry, investigation or inspection initiated by the FDA or any government agency, department or body relating to the Product or its manufacture. The existence of any such inquiry, investigation or inspection shall not alone constitute a breach of this Agreement or excuse any performance due under this Agreement, except as set forth in Section 7.6. Command shall immediately provide KORU with copies of any and all inspection reports, letters, documents or similar instruments submitted or received from the FDA or other government agency related to the Product or its manufacture, testing or use.

7.5       Inspection of Manufacturing Facilities.

(a)        Command shall permit KORU and its agents, during business hours and upon notice to Command, to inspect the Facilities where the Product is manufactured, handled, stored or tested, as well as all processes relating to the manufacture, handling, storage, or testing of the Product, as well as all test records regarding the Product.

(b)        Command shall extend the same inspection privileges set forth above to agents of the FDA as required, and shall promptly notify KORU of any such inspection. Command shall provide KORU with copies of any and all inspection reports from the FDA regarding that specifically detail any non-conformance relating to the manufacture of the Product within [***] ([***]) working days of receipt of such reports.

7.6       Command warrants and agrees that it will correct within a reasonable amount of time from the date of notification, all deficiencies and/or non-conformances found during a KORU or FDA audit at its own expense. For the avoidance of doubt, failure by Command to adequately respond and satisfactorily close out an FDA “warning letter” shall constitute a material breach of this agreement.

7.7        Control Testing. Command shall perform quality control testing in accordance with the Specifications for release of each Lot of Product to KORU. Quality control testing shall include testing associated with the production of the Product, including, but not limited to, incoming component and raw material testing, in process testing, and final release testing as agreed upon between KORU and Command.

7.8       Specifications and Change Control.

(a)        The Specifications may not be changed without prior written approval by KORU.

(b)        Command shall not make any changes to any validated manufacturing process, Facilities, or equipment used in the manufacture that affects the form, fit or function of the Product without KORU’s prior written approval, which may be withheld in KORU’s sole discretion.

(c)        KORU shall use commercially reasonable efforts to provide Command with sufficient written notice of any instructions or requirements of a government regulatory agency that may require a change of the Specifications. Command shall immediately notify KORU if any such changes in the Specifications shall render Command unable to supply the Product in accordance with the term and conditions of this Agreement.

7.9       Technical Assistance. Command shall provide KORU with certain technical support regarding the Product as reasonably requested by KORU, including, but not limited to, analytical test methods, manufacturing process development, and validation support. Command may assess charges for such requests and will provide a formal written quote prior to execution of requested tasks for approval by KORU.

7.10      Quality Agreement. Within [***] days following the Execution Date, Command and KORU shall review and update as necessary to reflect the Products, the existing written Quality Agreement between the Parties (the “Quality Agreement”). The Quality Agreement may be updated from time to time upon the mutual written agreement of the Parties.

8.         INDEMNIFICATION, LIMITATION OF LIABILITY AND INSURANCE

8.1       Indemnification by KORU. KORU agrees to indemnify, defend and hold harmless Command, its officers, agents, and employees from any and all liability, loss (including reasonable attorneys’ fees) or damage they may suffer as the result of claims, demands, costs or judgments against them arising out of the gross negligence, recklessness or willful misconduct on the part of KORU, its officers, agents, employees, contractors or consultants in connection with this Agreement.

8.2       Indemnification by Command. Command agrees to indemnify, defend and hold harmless KORU, its officers, agents, and employees from any and all liability, loss (including reasonable attorneys’ fees), or damage they may suffer as the result of claims, demands, costs or judgments against them arising out of:

(a)        a failure by Command, its officers, agents, employees, contractors or consultants to adhere to this Agreement or any Purchase Order received from KORU;

(b)        gross negligence, recklessness or willful misconduct on the part of Command, its officers, agents, employees, contractors or consultants; or

(c)        a breach of any applicable Federal, state or local law or of this Agreement by Command, its officers, agents, employees, contractors or consultants.

8.3       General Conditions of Indemnification. Each Party’s agreement to indemnify, defend and hold the other harmless is conditioned on the indemnified Party (i) providing written notice to the indemnifying Party of any claim, demand or action arising out of the indemnified activities within [***] ([***]) days after the indemnified Party has knowledge of such claim, demand or action; (ii) permitting the indemnifying Party to assume full responsibility to investigate, prepare for and defend against any such claim or demand; (iii) assisting the indemnifying Party, at the indemnifying Party’s reasonable expense, in the investigation of, preparation for and defense of any such claim or demand; and (iv) not compromising or settling such claim or demand without the indemnifying Party’s written consent; provided, however, that the failure of the indemnified Party to undertake any of the foregoing actions shall not relieve the indemnifying Party of any obligation it may have under this Article 8, except to the extent that the indemnifying Party’s ability to fulfill such obligation has been materially prejudiced thereby.

8.4       Limitation of Liability. EXCEPT FOR BREACHES OR VIOLATIONS OF ARTICLE 9, OR INDEMNITY LIABILITIES ARISING UNDER THIS ARTICLE 8, OR CASES OF GROSS NEGLIGENCE, MATERIAL BREACH OR WILLFUL MISCONDUCT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL, INCIDENTAL OR PUNITIVE DAMAGES INCLUDING LOSS OF USE, REVENUES OR PROFITS, INTERRUPTION OF BUSINESS OR CLAIMS AGAINST EITHER PARTY OR ITS CUSTOMERS BY ANY THIRD PARTY, WHETHER SUCH CLAIM IS BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE, EVEN IF THE PARTY IS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8.5       Insurance. Command, at its sole cost and expense, will maintain appropriate insurance including, but not limited to, Commercial General Liability Insurance with Broad Form Contractual Liability; premises, operations coverage including products and completed operations  and Personal Injury/Property Damage Coverage, with limits of not less than $[***]per occurrence.  A Certificate of Insurance indicating such coverage will be delivered to KORU upon request.  The Certificate will (a) indicate that the policy will not change or terminate without at least [***] ([***]) days prior written notice to KORU, (b) KORU shall be listed as an additional insured on the commercial general liability policy.

8.6       Force Majeure. Neither Party shall be responsible for any delay or failure in performance of any part of this Agreement to the extent such delay or failure is caused by events beyond its control including but not limited to: fire, flood, earthquake, explosion, war, civil or military insurrection, acts of terrorism, acts of the public enemy, strike, embargo, pandemic, epidemic, government requirement, civil or military authority, acts of God, provided, however, that performance of each Party‘s obligations hereunder shall not be excused by reason of an act of a governmental authority in the exercise of its enforcement powers against a Party for alleged violation of any law, rules or regulation. Each Party shall endeavor to give the other reasonable notice of any such delay. When a Party’s delay or nonperformance due to a cause referred to in this Section 8.6 (Force Majeure) continues or may be reasonably expected to continue for a period of at least [***] ([***]) business days, the other Party may terminate on [***] ([***]) hours written notice, subject to the liabilities set forth in Section 2.3, any affected outstanding purchase order under this Agreement.

9.         CONFIDENTIALITY AND NON-COMPETITION

9.1        Confidential Information. For purposes of this Agreement, “Confidential Information” shall mean all information (i) identified in written or oral format by the disclosing Party as confidential, trade secret or proprietary information and, if disclosed orally, summarized in written format within thirty (30) days of disclosure, or (ii) the receiving Party knows or should reasonably be expected to know is confidential, trade secret or proprietary information of the disclosing Party, including but not limited to the Specifications and information set forth on Exhibits A. Notwithstanding the foregoing, “Confidential Information” shall not include any information which the receiving Party can show: (i) is now or subsequently becomes legally and publicly available without breach of this Agreement by the receiving Party, (ii) was rightfully in the possession of the receiving Party without any obligation of confidentiality prior to receiving it from the disclosing Party, (iii) was rightfully obtained by the receiving Party from a source other than the disclosing Party without any obligation of confidentiality, (iv) was developed by or for the receiving Party independently and without reference to such information as shown by documentary evidence, or (v) is required to be disclosed by applicable law (including but not limited to securities laws applicable to public companies).

9.2        Nondisclosure. Each Party agrees not to use the Confidential Information of the other Party for any purpose, including trading in the financial instruments of the other Party, except in its performance under this Agreement. In addition, the receiving Party shall treat and protect such Confidential Information in the same manner as it treats its own information of like character, but with not less than reasonable care. The receiving Party agrees to take appropriate measures by instruction and/or written agreement prior to disclosure of Confidential Information to its employees and contractors to prevent unauthorized use or disclosure, and shall be responsible for any such unauthorized use or disclosure by its employees and contractors. Confidential Information may be disclosed to the extent necessary to comply with an order of an administrative agency or court of competent jurisdiction provided, however, that the Party so required to disclose Confidential Information shall provide prior written notice thereof to the other Party in sufficient time to enable that Party to seek a protective order or otherwise prevent such disclosure. Nothing herein shall prevent KORU from complying with the rules and regulations of the US Securities and Exchange Commission. The receiving Party’s confidentiality obligations under this Article 9 shall survive the termination of this Agreement and shall remain binding on the Parties hereto until the Confidential Information falls within one of the exceptions stated in Section 9.1. Previously executed non-disclosure agreements between the Parties will remain in effect in conjunction with the Agreement until the termination dates specified in those agreements. Disclosure of Confidential Information under this Agreement will create no license, right, interest, or ownership in any such information in a receiving Party.

9.3        Injunctive Relief. In the event of a breach of any of the foregoing provisions, the receiving Party agrees that the harm suffered by the disclosing Party would not be compensable by monetary damages alone and, accordingly, that the disclosing Party shall, in addition to other available legal or equitable remedies, be entitled to an injunction against any unauthorized use or disclosure of its Confidential Information.

9.4        Return of Confidential Information. Upon the termination of this Agreement, or at any time the disclosing Party so requests, the receiving Party shall return to the disclosing Party any written, printed or other materials embodying the disclosing Party’s Confidential Information, including all copies or excerpts thereof, or shall destroy such information pursuant to the disclosing Party’s request.

9.5        Export Controls. Command hereby acknowledges and agrees that all of KORU’s Confidential Information, including materials, disclosed hereunder is subject to United States export controls, under the export administration regulations, 15 C.F.R. parts 730-774. Command shall strictly comply with all such United States export controls applicable to KORU’s Confidential Information or materials, and, without limiting the generality of this Article 9, Command shall not (i) utilize any of such Confidential Information or materials for any purpose whatsoever, except as specifically authorized in this Agreement; or (ii) export, transfer, divert or disclose any of such Confidential Information or materials. Koru is responsible for supporting Command with necessary Product details and classifications to support Import/Export of devices between Facilities.

9.6        Non-Competition. From and after the Effective Date through the expiration or earlier termination of this Agreement, Command shall not accept a new sizeable customer without KORU’s written consent to develop, manufacture, supply, distribute or market any subcutaneous mechanical pump delivery system or products that directly competes with KORU’s Products covered in this Agreement. For the avoidance of doubt, sizable is defined as equal to or more than [***]% of Command’s annual sales revenues. Command shall not use any equipment or other materials provided by KORU for any competitor.

10.       GENERAL PROVISIONS

10.1     Export Control. Command shall comply with all applicable export and import control laws and regulations.

10.2     Integration / Modification. This Agreement, together with all Exhibits attached hereto, and Purchase Orders issued hereunder, the Business Continuity Plan and the NRE Agreement (together, the “Ancillary Documents”), contain the entire understandings of the Parties with respect to the subject matter herein, and supersedes the Original Agreement as of the Effective Date, and supersedes all prior and contemporaneous agreements (other than any confidential disclosure agreement entered into between the Parties) and communications, whether oral, written or otherwise, concerning any and all matters contained herein. In the event of a conflict between this Agreement and any Ancillary Document, the terms of this Agreement shall prevail.

10.3     Relationship Between the Parties. In fulfilling its obligations pursuant to this Agreement, each Party shall be acting as an independent contractor. Neither Party is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other Party.

10.4     Assignment: This Agreement is binding upon and inures to the benefit of the Parties to it, and to their successors and assigns. Neither Party shall have the right to assign or subcontract this Agreement or any of its rights or obligations hereunder without the prior written consent of the other Party; provided, however, that KORU shall have the right to assign this Agreement to any Affiliate and, if KORU closes a transaction that results in a Change of Control, KORU shall have the obligation to assign this Agreement to the successor entity in the Change of Control transaction and to cause such successor entity to assume this Agreement.

10.5     Non-Waiver. The failure of a Party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance.

10.6     No Third-Party Beneficiaries. This Agreement is neither expressly nor impliedly made for the benefit of any party other than those executing it.

10.7     Severability. If, for any reason, any part of this Agreement or any Purchase Order is adjudicated invalid, unenforceable or illegal by a court of competent jurisdiction, such provision will be changed and interpreted to accomplish the objectives of such provision to the greatest extent possible under applicable law and the remaining provisions of this Agreement or Purchase Order (as the case may be) will continue in full force and effect.

10.8     Notices. Any notice to be given under this Agreement must be in writing and delivered either in person, by (i) any method of mail (postage prepaid) requiring return receipt, or by overnight courier, or (ii) by email, in each case to the Party to be notified at its address(es) given below, or at any address such Party has previously designated by prior written notice to the other. Notice shall be presumptively deemed to be sufficiently given for all purposes upon the earlier of: (x) in the case of mail or overnight courier, (a) the date of actual receipt; (b) if mailed, three (3) calendar days after the date of postmark; or (c) if delivered by overnight courier, the next business day the overnight courier regularly makes deliveries.

If to Command:

Command Medical Products, LLC

15 Signal Ave

Ormond Beach, FL 32174

Attention: [***]

Email: [***]

If to KORU:

KORU Medical Systems, Inc.

100 Corporate Dr,

Mahwah, NJ 07430

Attention: Chief Financial Officer

Email: [***]

10.9     Legal Fees. The prevailing Party in any litigation between the Parties relating to this Agreement will be entitled to recover its reasonable attorneys’ fees and court costs, in addition to any other relief that it may be awarded.

10.10   Governing Law and Venue. Notwithstanding its place of execution or performance, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, USA, irrespective of its laws regarding choice or conflict of laws. Prior to filing a lawsuit, the Parties agree to attempt to resolve the dispute in good faith through discussions among their respective executives within sixty (60) days following notice of the dispute by one Party to the other. Any dispute arising under or relating to this Agreement that is not resolved through such discussions shall be submitted for resolution to a state or federal court of competent jurisdiction in Delaware, USA, and the Parties hereby agree to submit to the jurisdiction and venue of such court.

10.11   Crisis Management and Business Continuity Planning. Throughout the term of this Agreement, Command will maintain and follow a written disaster recovery plan (the “KORU’s Business Continuity Plan”) in order to ensure the supply of Products and Services to KORU in the event of a business disruption including but not limited to: hurricanes, tornadoes, flooding, pandemic and facility downtime. An outline of all material terms of KORU’s Business Continuity Plan shall be attached as Exhibit D to this Agreement and incorporated herein. An annual review of this plan may be incorporated into scheduled Business Reviews as desired by either Party. For the avoidance of doubt, failure to comply with the Business Continuity Plan shall constitute a material breach of this Agreement.

10.12   Interpretation.

(a)        Captions & Headings. The captions and headings of clauses contained in this Agreement preceding the text of the articles, sections, subsections and paragraphs hereof are inserted solely for convenience and ease of reference and shall not constitute any part of this Agreement, or have any effect on its interpretation or construction.

(b)        Capitalized Terms. Capitalized terms not specifically outlined in Article 1 shall have the respective meanings ascribed to them in this Agreement.

(c)        Singular & Plural. All references in this Agreement to the singular shall include the plural where applicable, and all references to gender shall include both genders and the neuter.

(d)        Articles, Sections & Subsections. Unless otherwise specified, references in this Agreement to any article shall include all sections, subsections, and paragraphs in such article; references in this Agreement to any section shall include all subsections and paragraphs in such sections; and references in this Agreement to any subsection shall include all paragraphs in such subsection.

(e)        Days. All references to days in this Agreement shall mean calendar days, unless otherwise specified.

(f)        Ambiguities. Ambiguities and uncertainties in this Agreement, if any, shall not be interpreted against either Party, irrespective of which Party may be deemed to have caused the ambiguity or uncertainty to exist.

10.13   Counterparts; Facsimile and Electronic Signatures. This Agreement may be executed by exchange of signature pages by facsimile and/or or other "electronic signature" (as defined in the Electronic Signatures in Global and National Commerce Act of 2000) in a manner agreed upon by the Parties hereto; and/or in any number of counterparts, each of which shall be an original as against any Party whose signature appears thereon and all of which together shall constitute one and the same instrument.

10.14   No Drafter. Neither Party shall be deemed to be the drafter of this Agreement, or of any particular provision or provisions, and no part of this Agreement shall be construed against a Party on the basis that the particular Party is the drafter of any part of this Agreement.

10.15   Further Assurances. Each Party to this Agreement shall, at its own expense, furnish, execute, and deliver all documents and take all actions as may reasonably be required to effect the purposes of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Execution Date.

Koru Medical Systems, Inc.		Command Medical Products, LLC.

By:	/s/ Linda Tharby	By:	/s/ Michael Fillion

Name:	Linda Tharby	Name:	Michael Fillion

Title:	CEO	Title:	CEO

Date:	11/18/2025	Date:	11/19/2025

EXHIBIT A

KORU 2025 PRODUCT PRICING

[***]

EXHIBIT B

Components Unit Price and MOQ

[***]

EXHIBIT B

Components Unit Price and MOQ

[***]

EXHIBIT C

PRODUCT SPECIFICATIONS MATRIX

[***]

EXHIBIT D

Business Continuity Plan Outline

Command Medical Products LLC & KORU Medical Systems, Inc.

The purpose of this document is to provide an outline for the specific risk management approach for sustaining/reinstating operations of Koru’s manufacturing lines located at Command Medical Products Nicaragua manufacturing facility in the event of a business interruption.

Command Medical Products LLC – Florida Facility

15 Signal Avenue, Ormond Beach, FL 32174, USA

Phone: 386-672-8816

Command Medical Products – Nicaragua Facility

Kilometro 12.5 Carretera Norte, Corporacion de Zone Franca

Edificio 16 Managua, Nicaragua

Phone: 505 22631391

Safety Stock

Command will purchase [***] months raw materials in excess of the forecasted volumes to support sub assembly safety stock production levels. Command will build up and maintain a target level of [***] ([***]) months sub assembly demand calculated by the forecast provided by Koru.

The raw material inventory levels and the sub assembly and finished goods safety stock levels will be reviewed periodically and adjusted based on mutual agreement between Koru and Command, if necessary to mitigate perceived risks.

Second Site Manufacturing

In the event of a significant business interruption in Command’s Nicaragua facility not within the reasonable control of Command that necessitates cease of manufacturing for at least [***] ([***]) consecutive months, Command will expedite transferring the manufacturing of Koru’s products from Nicaragua to Koru’s facility to ensure supply chain is intact and Koru’s inventory is replenished. In the event if Command’s Nicaragua facility is reinstated to the status of pre-interruption and upon completion of necessary validation, parties will expedite the transfer back to Nicaragua.

Exhibit E - Koru Purchase Order Example

[***]